Exhibit 10.6

STANDARD INSURANCE COMPANY

SUPPLEMENTAL RETIREMENT PLAN

FOR THE SENIOR OFFICER MANAGEMENT GROUP

1990 Restatement

1990 RESTATEMENT OF STANDARD INSURANCE COMPANY’S

SUPPLEMENTAL RETIREMENT PLAN

FOR SENIOR OFFICER MANAGEMENT GROUP

STATEMENT OF PURPOSE

This Supplemental Retirement Plan for the Senior Officer Management Group covers members of the Senior Officer Management Group who participate in the Standard Insurance Company Deferred Compensation Plan for Senior Officer Management Group and who retire under the Standard Retirement Plan for Home Office Personnel.

This Plan is separate from and in addition to both the Standard Insurance Company Deferred Compensation Plan for Senior Officer Management Group and the Standard Retirement Plan for Home Office Personnel. It is intended that this Plan be unfunded and maintained by Standard primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

The purpose of this Plan is to restore retirement benefit payments to those participants who will retire under the Standard Retirement Plan for Home Office Personnel and whose retirement benefits from the Standard Retirement Plan for Home Office Personnel are reduced either as a result of the deferral of a portion of the participant’s annual compensation under his Deferred Compensation Agreement or as a result of provisions of the Internal Revenue Code which impose certain limits on qualified plan accumulations, compensation taken into account or benefits provided for highly compensated employees.

This Plan is being revised at this time to conform its provisions to the provisions of the Standard Retirement Plan for Home Office Personnel 1988 Restatement. This 1990 Restatement of this Plan shall determine the Supplemental Retirement Benefit of any Participant whose retirement, benefit is determined under the Standard Retirement Plan for Home Office Personnel 1988 Restatement.

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Standard Insurance Company hereby restates the following Supplemental Retirement Plan for Senior Officer Management Group:

ARTICLE I

DEFINITIONS

The following terms, when used herein, shall have the meanings indicated in this Article unless a different meaning is clearly required by the context:

1.1 This section left blank.

1.2 “Adjusted Credited Compensation” means the amount that would have been a Participant’s “Credited Compensation” within the meaning of Section 2.6 of the Standard Retirement Plan if the Participant had not deferred at his own election a portion of his otherwise current compensation under the Deferred Compensation Plan.

1.3 “Anniversary Date” means January 1, 1980, and each January 1st thereafter.

1.4 This section left blank.

1.5 “Beneficiary” means any person who receives a benefit from the Standard Retirement Plan for Home Office Personnel as a result of a Participant’s death.

1.6 “Board” means the Board of Directors of Standard Insurance Company.

1.7 “Company” means Standard Insurance Company, a life insurance company organized and existing under the laws of the state of Oregon, or any successor thereto.

1.8 “Credited Compensation” means the Participant’s Credited Compensation as defined in Section 2.6 of the Standard Retirement Plan for Home Office Personnel.

1.9 “Deferred Compensation Agreement” means the individual agreements to defer compensation entered into between members of the Senior Officer Management Group and the Company pursuant to the Deferred Compensation Plan as defined in 1.10.

1.10 “Deferred Compensation Plan” means the Standard Insurance Company Deferred Compensation Plan for Senior Officer Management Group as it presently exists and may, from time to time, be amended.

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1.11 “Effective Date” means January 1, 1979.

1.12 “Participant” means an employee of the Company who is a member of the Senior Officer Management Group, who has entered into a Deferred Compensation Agreement with the Company and who has become a Participant in accordance with Article II of the Plan.

1.13 “Plan” means this Supplemental Retirement Plan for Senior Officer Management Group as it presently exists and may, from time to time, be amended.

1.14 “Plan Year” means the twelve month period beginning on January 1 and ending on December 31.

1.15 This section left blank.

1.16 “Senior Officer Management Group” shall mean those officers of the Company who are from time to time designated by the Board to participate in the Deferred Compensation Plan. Those persons shall constitute a select group of highly compensated individuals.

1.17 “Standard Retirement Plan” means the Standard Retirement Plan for Home Office Personnel, as evidenced by the Plan documents and any amendments thereto.

1.18 “Supplemental Retirement Benefit” means the amount payable to a Participant from this Plan as provided under Section 3.1.

1.19 “Supplemental Death Benefit” means the amount payable to a Beneficiary of a Participant as provided under Section 4.1.

ARTICLE II

2.1 Initial Eligibility – Each member of the Senior Officer Management Group who, prior to the Effective Date, entered into a Deferred Compensation Agreement shall become a Participant on the Effective Date.

2.2 Subsequent Eligibility – Each other member of the Senior Officer Management Group shall become a Participant on the first Anniversary Date after entering into a Deferred Compensation Agreement with the Company.

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ARTICLE III

SUPPLEMENTAL RETIREMENT BENEFITS

3.1 Retirement Benefit - A Participant or his Beneficiary who receives a retirement benefit under the Standard Retirement Plan shall also receive a Supplemental Retirement Benefit under this Plan, payable in the same form and at the same time as such retirement benefit is payable under the Standard Retirement Plan. The amount of the Supplemental Retirement Benefit shall be equal to (a) minus (b) where:

(a) is the retirement benefit that would be computed and paid under the Standard Retirement Plan if: (i) the Participant’s Adjusted Credited Compensation were used in computing the retirement benefit instead of the Participant’s Credited Compensation, and (ii) no limitations were imposed under the Standard Retirement Plan with respect to the benefit payable thereunder or the amount of compensation taken into account in computing such benefit by virtue of Section 40l (a) (17), Section 415 or other comparable provisions of the Internal Revenue Code, or Treasury Regulations thereunder, as the same now exist or may be amended, and

(b) is the retirement benefit the Participant actually receives from the Standard Retirement Plan.

3.2 Cost of Living Adjustment - Supplemental Retirement Benefits payable to the Participant or his Beneficiary shall be adjusted to take into account any post-retirement increases in the cost of living at the same time and in the same manner as any cost of living adjustments to the retirement benefits payable to the Participant or Beneficiary from the Standard Retirement Plan.

ARTICLE V

4.1 Death Benefit - If, as a result of a Participant’s death, a death benefit becomes payable under the Standard Retirement Plan to a Beneficiary, such Beneficiary shall receive a Supplemental Death Benefit under this Plan, payable in the same manner and time as such death benefit is payable under the Standard Retirement Plan. The amount of the Supplemental Death Benefit shall be equal to (a) minus (b) where:

(a) is the death benefit that would be computed and paid under the Standard Retirement Plan if: (i) the Participant’s Adjusted Credited Compensation were used in computing the death benefit instead of the Participant’s Credited Compensation, and (ii) no limitations were imposed under the Standard Retirement Plan with respect to the benefit

Page 4 – 1990 RESTATEMENT OF SUPPLEMENTAL RETIREMENT PLAN

payable thereunder, the contributions thereto or the amount of compensation taken into account in computing such benefit by virtue of Section 401 (a) (17), Section 415 or other comparable provisions of the Internal Revenue Code, or Treasury Regulations thereunder, as the same now exist or may be amended, and

(b) is the death benefit the Beneficiary actually receives from the standard Retirement Plan.

4.2 Cost of Living Adjustment – Supplemental death benefits payable to a Beneficiary shall be adjusted to take into account any post-retirement increases in the cost of living at the same time and in the same manner as any cost of living adjustments to the death benefit payable to the Beneficiary from the Standard Retirement Plan.

ARTICLE V

MISCELLANEOUS

5.1 Questions Determined by Board – In the event of any question or dispute as to retirement, the date of commencement of such retirement, the date of death of a Participant or his Beneficiary, the amount under paragraph 3.1(a) or paragraph 4.1(a) or any other provisions herein, the decision of a majority of the Board shall be binding on all interested parties.

5.2 Non-alienation of Payments – No Participant, Participant’s spouse, Beneficiary, heir or distributee or any other person, shall have the right to commute, encumber, assign, transfer, pledge or otherwise anticipate or dispose of the right to receive payments hereunder.

5.3 No Trust Created; Unsecured Creditors – Notwithstanding anything herein contained to the contrary, no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or fiduciary relationship between the Company and the Participants, their designated Beneficiaries or any other persons. Any deferred amounts shall continue for all purposes to be part of the general assets of the Company, subject to the claims of the Company’s creditors, and the Company shall in no way be restricted with regard to the control, investment and use of such amounts. To the extent that any person acquires the right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

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5.4 Nonguarantee of Employment – nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Company as an executive or in any other capacity. The Company may terminate the employment of any Participant at any time the Board determines such termination to be for the benefit of the Company.

5.5 Applicable Law; Invalidity of Provisions – To the extent not preempted by Federal Law, the validity of this Plan or any of its provisions shall be determined under and construed according to the laws of the State of Oregon. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan and it shall be construed as if said illegal or invalid provisions had never been included.

5.6 Section Headings – the headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

5.7 Gender – The masculine pronoun whenever used includes the female pronoun.

ARTICLE VI

PLAN AMENDMENTS

6.1 Amendment – The Plan may be amended in whole or in part from time to time by the Board, but no amendment shall deprive any Participant of any of the benefits which have accrued to him prior to the date of the amendment.

6.2 Notice of Amendment – Notice of every such amendment shall be given in writing to each Participant or Beneficiary of a deceased Participant.

DATED: June 15, 1990    .

STANDARD INSURANCE COMPANY

By:	/s/ Benjamin R. Whiteley
President and Chief Executive Officer

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RESOLVED, that Article 1, Section 1.7 of the Standard Insurance Company Supplemental Deferred Compensation Plan for Senior Officer Management Group be amended to read as follows, effective January 1, 1993:

1.7 “Senior Officer Management Group shall mean the chairman of the board and chief executive officer; president and chief operating officer; senior vice president; senior vice president, Group Insurance; senior vice president, Investments; vice president, Information Systems; vice president and chief financial officer; vice president & secretary; vice president, Individual Insurance Sales & Marketing; vice president, Individual Insurance Sales; vice president, Personal Producing General Agents; vice president, Group Insurance Sales; vice president, Group Marketing. These officers constitute a select group of highly compensated individuals.